Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor Contact: Carey Hendrickson, Chief Financial Officer Phone: 1-972-770-5600 chendrickson@capitalsenior.com Press Contact: Susan J. Turkell, 303-766-4343, sturkell@capitalsenior.com

CAPITAL SENIOR LIVING CORPORATION

REPORTS 2019 THIRD QUARTER RESULTS

Announces Transactions to Strengthen Financial Foundation and Improve Performance

DALLAS – (GLOBE NEWSWIRE) – November 7, 2019 – Capital Senior Living Corporation (the “Company”) (NYSE: CSU), one of the nation’s largest operators of senior housing communities, announced today operating and financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Highlights

•	Total move-ins for the third quarter increased 7% sequentially over the second quarter

•	Physical occupancy increased in August, September and October, which is expected to provide sequential same store occupancy improvement in the fourth quarter over the third quarter

•	On September 10, Brandon Ribar joined the Company as Chief Operating Officer, bringing significant operational experience in healthcare and real estate

•	On October 1, the Company sold two non-core independent living communities for approximately $64.8 million, generating $14.8 million in net cash proceeds and eliminating $44.4 million of mortgage debt

•

On October 22, the Company entered into an agreement with HCP for the early termination of an underperforming nine-community master lease originally scheduled to mature in October 2020. The elimination of the 9 communities will result in a $13.8 million reduction in annual lease expense and annual CFFO improvement of approximately $3.1 million

“During the third quarter, we continued to transform Capital Senior Living by investing in our product, people and value proposition. While our third quarter results reflect these investments and lower revenue from longstanding negative occupancy trends, we firmly believe that we are exiting the trough period and our turnaround plan has taken hold as occupancy trends are now improving. We achieved 7% growth in sequential move-ins and, for the first time since mid-2018, move-ins are outpacing move-outs. We expect to build on these improvements as we continue executing our plan,” said Kimberly S. Lody, President and Chief Executive Officer.

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“We also welcomed Brandon Ribar as our Chief Operating Officer during the quarter. Brandon’s impressive operational and financial track record in the senior housing and skilled nursing sectors will be instrumental to the continued execution of our turnaround plan. Our strategy is centered on establishing a foundation for long-term value creation. We are confident that the transformative changes to improve the quality of our people, processes and product have established the fundamentals necessary for improved performance in 2020 and beyond,” Lody concluded.

Operating and Financial Summary (all amounts in this operating and financial summary exclude two communities undergoing lease-up or significant renovation and conversion, unless otherwise noted; also, see Non-GAAP Financial Measures below and reconciliation of Non-GAAP measures to the most directly comparable GAAP measure on the final page of this release):

•	Revenue in the third quarter of 2019, including all communities, was $111.1 million, a $4.5 million, or 3.9%, decrease, from the third quarter of 2018.

•

Revenue for same communities, which excludes two communities undergoing lease-up or significant renovation and conversion and the Company’s two communities impacted by Hurricane Harvey, was $108.6 million in the third quarter of 2019, a decrease of 3.8%, versus the third quarter of 2018.

•

Occupancy for all communities was 81.3%, a decline of 120 basis points from the second quarter of 2019, and a decrease of 280 basis points from the third quarter of 2018. Occupancy for same communities was 82.3% in the third quarter of 2019, a decrease of 130 basis points from the second quarter of 2019, and a decrease of 340 basis points when compared with the third quarter of 2018

•

Average monthly rent for all communities was $3,632, an increase of $4 per occupied unit, or 0.1%, from the third quarter of 2018. Average monthly rent for same communities was $3,632, an increase of $7 per occupied unit, or 0.2%, from the third quarter of 2018. Average monthly rent in the third quarter of 2019 was flat with the second quarter of 2019 for all communities and same communities.

•	Income (loss) from operations, including all communities, was $(8.1) million in the third quarter of 2019, versus $1.7 million in the third quarter of 2018.

•	The Company’s Net Loss for the third quarter of 2019, including all communities, was $20.7 million.

•	Excluding items noted and reconciled on the final page of this release, the Company’s adjusted net loss was $12.3 million in the third quarter of 2019.

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•

Adjusted EBITDAR was $27.3 million in the third quarter of 2019 compared with $36.1 million in the comparable quarter last year. Adjusted EBITDAR is a financial valuation measure, rather than a financial performance measure, used by management and others to evaluate the value of companies in the senior living industry.

•	Adjusted Cash from Facility Operations (“CFFO”) was $(1.2) million in the third quarter of 2019, compared with $8.1 million in the third quarter of 2018.

Recent Transactions

Carey P. Hendrickson, the Company’s Chief Financial Officer, said: “We are strengthening our financial foundation through the sale of two non-core communities and an accretive early termination of a master lease. We believe that together these transactions work to optimize our asset portfolio and improve our financial position. Consistent with our normal business practices, the Company continues to be engaged in various similar activities, including the marketing of a limited number of additional assets for potential divestiture and the refinancing of existing owned assets.”

Sale of Senior Living Communities

On October 1, 2019, the Company closed on the sale of two non-core communities located in Springfield, Missouri, and Peoria, Illinois, at a purchase price of $64.8 million. The transaction resulted in approximately $14.8 million in net cash proceeds. The two communities consisted of 316 independent living units and had CFFO contribution of $2.5 million in 2019 year-to-date. With the sale of these two communities, the Company also eliminated $44.4 million of mortgage debt and avoided significant near-term capital expenditures.

Transition of Lease Portfolio

On October 22, 2019, the Company entered into an agreement for the early termination of an underperforming nine-property master lease with HCP. The nine communities are part of a triple net master lease scheduled to mature in October 2020. Four of the communities will transition to new operators as early as January 15, 2020, and five communities will be marketed for sale with closings expected in the first half of 2020. These nine communities currently have approximately $13.8 million of annual cash lease expense that will be eliminated upon completion of the transitions and sales, with annual CFFO improvement of approximately $3.1 million. The Company will pay an early termination fee of $1.0 million to HCP upon the completion of the transitions. The Company will have one remaining six-property master lease with HCP that matures in 2026 which is unaffected by this transaction.

Financial Results – Third Quarter

For the third quarter of 2019, the Company reported revenue of $111.1 million, compared with revenue of $115.7 million in the third quarter of 2018. Revenue for consolidated communities excluding the two communities undergoing significant renovation and conversion, was $109.8 million, a decrease of 3.9%, in the third quarter of 2019 when compared with the third quarter of 2018.

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Operating expenses for the third quarter of 2019 were $80.4 million, an increase of $4.2 million, or 5.5%, from the third quarter of 2018. Operating expenses in the third quarter of 2019 included a $0.1 million business interruption insurance credit related to the Company’s two Houston communities impacted by Hurricane Harvey compared to a $1.3 million credit in the third quarter of 2018. Business interruption coverage ended in July 2019. The third quarter of 2019 also includes a $1.0 million insurance charge related to certain casualty claims.

General and administrative expenses for the third quarter of 2019 were $7.6 million versus $5.6 million in the third quarter of 2018. Excluding transaction and conversion costs in both periods (including $0.7 million related to separation and placement costs associated with the Company’s CEO and COO positions), general and administrative expenses increased $1.6 million in the third quarter of 2019 versus the third quarter of 2018, mostly related to higher healthcare claims expense. As a percentage of revenues under management, general and administrative expenses, excluding transaction and conversion costs, were 5.6% in the third quarter of 2019.

Loss from operations for the third quarter of 2019 was $8.1 million. This compares with income from operations of $1.7 million in the third quarter of 2018.

The Company’s Non-GAAP financial measures exclude two communities that are undergoing significant renovation and conversion (see “Non-GAAP Financial Measures” below).

Adjusted EBITDAR for the third quarter of 2019 was $27.3 million, compared with $36.1 million in the third quarter of 2018. Adjusted CFFO was $(1.2) million in the third quarter of 2019 and $8.1 million in the third quarter of 2018. CFFO for the third quarter of 2019 includes a negative net impact of $0.5 million related to the Company’s adoption of the new lease accounting standard (“ASC 842”) effective January 1, 2019. There was no impact on Adjusted EBITDAR related to the adoption of the new lease standard.

Operating Activities

Same community results exclude two previously noted communities undergoing lease-up or significant renovation and conversion, as well as the two Houston communities impacted by Hurricane Harvey which are also in lease-up. Same-community results also exclude certain conversion costs.

Same-community revenue in the third quarter of 2019 decreased 3.8% versus the third quarter of 2018.

Same-community operating expenses increased 2.4% in the third quarter of 2019 versus the third quarter of 2018. Same store labor costs, including benefits, increased 0.2% in the third quarter, food costs decreased 1.1% and utilities decreased 0.1%. Same-community net operating income decreased 15.1% in the third quarter of 2019 when compared with the same period a year ago.

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Capital expenditures were $6.5 million for the third quarter of 2019.

Balance Sheet

The Company ended the third quarter with $20.8 million of cash and cash equivalents, including restricted cash. As of September 30, 2019, the Company financed its owned communities with mortgages totaling $967.4 million, at interest rates averaging 4.8%. The majority of the Company’s debt is at fixed interest rates excluding two bridge loans totaling approximately $76 million, one of which matures in July 2020 and the other in October 2021, and approximately $50 million of long-term variable rate debt under the Company’s Master Credit Facility. The earliest maturity date for the Company’s fixed-rate debt is in 2022.

The Company’s cash on hand and cash flow from operations are expected to be sufficient for working capital and to fund the Company’s capital expenditures.

Q3 2019 Conference Call Information

The Company will host a conference call with senior management to discuss the Company’s 2019 third quarter financial results on Thursday, November 7, 2019, at 10:00 a.m. Eastern Time. To participate, dial 323-794-2093, and use confirmation code 4150059. A link to a simultaneous webcast of the teleconference will be available at www.capitalsenior.com.

For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting November 7, 2019 at 1:00 p.m. Eastern Time, until November 15, 2018 at 1:00 p.m. Eastern Time. To access the conference call replay, call 719-457-0820, confirmation code 4150059. The conference call will also be made available for playback via the Company’s corporate website at https://www.capitalsenior.com/investor-relations/conference-calls/.

Non-GAAP Financial Measures of Operating Performance

Adjusted EBITDAR is a financial valuation measure and Adjusted Net Income/(Loss) and Adjusted CFFO are financial performance measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures may have material limitations in that they do not reflect all of the costs associated with our results of operations as determined in accordance with GAAP. As a result, these non-GAAP financial measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Adjusted EBITDAR is a valuation measure commonly used by Company management,

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research analysts and investors to value companies in the senior living industry. Since Adjusted EBITDAR excludes interest expense and rent expense, it allows Company management, research analysts and investors to compare the enterprise values of different companies without regard to differences in capital structures and leasing arrangements.

The Company believes that Adjusted Net Income/(Loss) and Adjusted CFFO are useful as performance measures in identifying trends in day-to-day operations because they exclude the costs associated with acquisitions and conversions and other items that do not ordinarily reflect the ongoing operating results of our primary business. Adjusted Net Income/(Loss) and Adjusted CFFO provide indicators to management of progress in achieving both consolidated and individual business unit operating performance and are used by research analysts and investors to evaluate the performance of companies in the senior living industry.

The Company strongly urges you to review the reconciliation of net loss to Adjusted EBITDAR and the reconciliation of net income/(loss) to Adjusted Net Income/(Loss) and Adjusted CFFO, along with the Company’s consolidated balance sheets, statements of operations, and statements of cash flows. This is included on the last page of this press release.

About the Company

Dallas-based Capital Senior Living Corporation is one of the nation’s largest operators of independent living, assisted living and memory care communities for senior adults. The Company’s 128 communities are home to nearly 11,800 residents across 23 states and provide compassionate, resident-centric service and care as well as engaging programming. Capital Senior Living offers seniors the freedom and opportunity to successfully, comfortably and happily age in place. For more information, visit www.capitalsenior.com or connect with the Company on Facebook.

Safe Harbor

The forward-looking statements in this release are subject to certain risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially, including, but not limited to, the Company’s ability to generate sufficient cash flows from operations, additional proceeds from debt refinancings, and proceeds from the sale of assets to satisfy its short and long-term debt and lease obligations and to fund the Company’s capital improvement projects to expand, redevelop, and/or reposition its senior living communities; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt and lease agreements, including certain financial covenants, and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all; the risk of oversupply and increased competition in the markets which the Company operates; the risk of increased competition for skilled workers due to wage pressure and changes in regulatory requirements; the departure of the Company’s key officers and personnel; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; the risks associated with a decline in economic conditions generally; the adequacy and continued availability of the Company’s insurance policies and the Company’s ability to recover any losses it sustains under such policies; changes in accounting principles and interpretations; and the other risks and factors identified from time to time in the Company’s reports filed with the Securities and Exchange Commission.

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For information about Capital Senior Living, visit www.capitalsenior.com.

Investor Contact Carey P. Hendrickson, Chief Financial Officer, at 972-770-5600 or chendrickson@capitalsenior.com.

Press Contact Susan J. Turkell at 303-766-4343 or sturkell@capitalsenior.com.

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CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$7,703	$31,309
Restricted cash	13,073	13,011
Accounts receivable, net	8,785	10,581
Federal and state income taxes receivable	152	152
Assets held for sale	24,366	—
Property tax and insurance deposits	12,482	13,173
Prepaid expenses and other	5,970	5,232

Total current assets	72,531	73,458
Property and equipment, net	978,224	1,059,049
Operating lease right-of-use assets, net	231,910	—
Deferred taxes, net	152	152
Other assets, net	11,383	16,485

Total assets	$1,294,200	$1,149,144

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,413	$9,095
Accrued expenses	42,311	41,880
Current portion of notes payable, net of deferred loan costs	126,179	14,342
Current portion of deferred income	6,329	14,892
Current portion of financing obligations	1,718	3,113
Current portion of operating lease liabilities	46,801	—
Federal and state income taxes payable	303	406
Customer deposits	1,265	1,302

Total current liabilities	229,319	85,030
Deferred income	—	8,151
Financing obligations, net of current portion	10,132	45,647
Operating lease liabilities, net of current portion	214,950	—
Other long-term liabilities	—	15,643
Notes payable, net of deferred loan costs and current portion	836,589	959,408
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value:
Authorized shares – 15,000; no shares issued or outstanding	—	—
Common stock, $.01 par value:
Authorized shares – 65,000; issued and outstanding shares – 31,486 and 31,273 in 2019 and 2018, respectively	320	318
Additional paid-in capital	189,435	187,879
Retained deficit	(183,115)	(149,502)
Treasury stock, at cost – 494 shares in 2019 and 2018	(3,430)	(3,430)

Total shareholders’ equity	3,210	35,265

Total liabilities and shareholders’ equity	$1,294,200	$1,149,144

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CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Resident revenue	$111,110	$115,650	$338,412	$344,920
Expenses:
Operating expenses (exclusive of facility lease expense and depreciation and amortization expense shown below)	80,394	76,195	230,229	220,863
General and administrative expenses	7,554	5,589	21,766	17,323
Facility lease expense	14,233	14,077	42,706	42,515
Stock-based compensation expense	898	2,095	1,558	6,603
Depreciation and amortization expense	16,136	15,998	48,085	46,891

Total expenses	119,215	113,954	344,344	334,195

Income (loss) from operations	(8,105)	1,696	(5,932)	10,725
Other income (expense):
Interest income	59	42	173	117
Interest expense	(12,562)	(12,705)	(37,728)	(37,771)
Write-off of deferred loan costs	—	—	(97)	—
Write-down of assets held for sale	—	—	(2,340)	—
Gain on disposition of assets, net	—	—	38	10
Other income	1	7	8	2

Loss before provision for income taxes	(20,607)	(10,960)	(45,878)	(26,917)
Provision for income taxes	(124)	(129)	(371)	(388)

Net loss	$(20,731)	$(11,089)	$(46,249)	$(27,305)

Per share data:
Basic net loss per share	$(0.68)	$(0.37)	$(1.53)	$(0.92)

Diluted net loss per share	$(0.68)	$(0.37)	$(1.53)	$(0.92)

Weighted average shares outstanding — basic	30,324	29,877	30,236	29,779

Weighted average shares outstanding — diluted	30,324	29,877	30,236	29,779

Comprehensive loss	$(20,731)	$(11,089)	$(46,249)	$(27,305)

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CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(unaudited, in thousands)

	Common Stock		Additional Paid-In Capital	Retained Deficit	Treasury Stock	Total

	Shares	Amount
Balance at December 31, 2017	30,505	$310	$179,459	$(95,906)	$(3,430)	$80,433
Restricted stock awards (cancellations), net	628	6	(6)	—	—	—
Stock-based compensation	—	—	1,949	—	—	1,949
Net loss	—	—	—	(7,156)	—	(7,156)

Balance at March 31, 2018	31,133	$316	$181,402	$(103,062)	$(3,430)	$75,226
Restricted stock awards (cancellations), net	45	1	(1)	—	—	—
Stock-based compensation	—	—	2,559	—	—	2,559
Net loss	—	—	—	(9,060)	—	(9,060)

Balance at June 30, 2018	31,178	$317	$183,960	$(112,122)	$(3,430)	$68,725
Restricted stock awards (cancellations), net	1	1	(1)	—	—	—
Stock-based compensation	—	—	2,095	—	—	2,095
Net loss	—	—	—	(11,089)	—	(11,089)

Balance at September 30, 2018	31,179	$318	$186,054	$(123,211)	$(3,430)	$59,731

Balance at December 31, 2018	31,273	$318	$187,879	$(149,502)	$(3,430)	$35,265
Adoption of ASC 842	—	—	—	12,636	—	12,636
Restricted stock awards (cancellations), net	(150)	(2)	2	—	—	—
Stock-based compensation	—	—	(978)	—	—	(978)
Net loss	—	—	—	(12,984)	—	(12,984)

Balance at March 31, 2019	31,123	$316	$186,903	$(149,850)	$(3,430)	$33,939
Restricted stock awards (cancellations), net	346	4	(4)	—	—	—
Stock-based compensation	—	—	1,638	—	—	1,638
Net loss	—	—	—	(12,534)	—	(12,534)

Balance at June 30, 2019	31,469	$320	$188,537	$(162,384)	$(3,430)	$23,043
Restricted stock awards, net	17	—	—	—	—	—
Stock-based compensation	—	—	898	—	—	898
Net loss	—	—	—	(20,731)	—	(20,731)

Balance at September 30, 2019	31,486	$320	$189,435	$(183,115)	$(3,430)	$3,210

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CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Nine Months Ended September 30,
	2019	2018
Operating Activities
Net loss	$(46,249)	$(27,305)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	48,085	46,891
Amortization of deferred financing charges	1,237	1,281
Amortization of deferred lease costs and lease intangibles	—	638
Amortization of lease incentives	—	(1,426)
Deferred income	790	(712)
Operating lease expense adjustment	(4,285)	—
Write-off of deferred loan costs	97	—
Write-down of assets held for sale	2,340	—
Gain on disposition of assets, net	(38)	(10)
Provision for bad debts	2,182	2,254
Stock-based compensation expense	1,558	6,603
Changes in operating assets and liabilities:
Accounts receivable	(385)	(2,076)
Property tax and insurance deposits	690	1,935
Prepaid expenses and other	(2,001)	1,685
Other assets	(373)	1,267
Accounts payable	(4,683)	1,205
Accrued expenses	430	(3,073)
Other liabilities	—	(1,908)
Federal and state income taxes receivable/payable	(103)	(84)
Deferred resident revenue	(6)	(198)
Customer deposits	(38)	(96)

Net cash (used in)/provided by operating activities	(752)	26,871
Investing Activities
Capital expenditures	(14,271)	(17,954)
Proceeds from disposition of assets	4,888	22

Net cash used in investing activities	(9,383)	(17,932)
Financing Activities
Proceeds from notes payable	5,268	1,740
Repayments of notes payable	(16,884)	(16,844)
Cash payments for financing obligations	(1,095)	(2,054)
Deferred financing charges paid	(698)	(87)

Net cash used in financing activities	(13,409)	(17,245)

Decrease in cash and cash equivalents	(23,544)	(8,306)
Cash and cash equivalents and restricted cash at beginning of period	44,320	31,024

Cash and cash equivalents and restricted cash at end of period	$20,776	$22,718

Supplemental Disclosures
Cash paid during the period for:
Interest	$35,723	$36,345

Income taxes	$505	$546

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Capital Senior Living Corporation

Supplemental Information

			Average
	Communities		Resident Capacity		Average Units
	Q3 19	Q3 18	Q3 19	Q3 18	Q3 19	Q3 18
Portfolio Data
I. Community Ownership / Management
Consolidated communities
Owned	82	83	10,629	10,767	8,168	8,224
Leased	46	46	5,756	5,756	4,389	4,413

Total	128	129	16,385	16,523	12,557	12,637

Independent living			6,879	6,879	4,725	5,007
Assisted living			9,506	9,644	7,832	7,630

Total			16,385	16,523	12,557	12,637

II. Percentage of Operating Portfolio
Consolidated communities
Owned	64.1%	64.3%	64.9%	65.2%	65.0%	65.1%
Leased	35.9%	35.7%	35.1%	34.8%	35.0%	34.9%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Independent living			42.0%	41.6%	37.6%	39.6%
Assisted living			58.0%	58.4%	62.4%	60.4%

Total			100.0%	100.0%	100.0%	100.0%

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Capital Senior Living Corporation

Supplemental Information (excludes two communities being repositioned/leased up and two communities impacted by Hurricane Harvey)

Selected Operating Results

	Q3 19	Q3 18
I. Owned communities
Number of communities	78	79
Resident capacity	10,110	10,248
Unit capacity	7,724	7,779
Financial occupancy (1)	84.2%	87.0%
Revenue (in millions)	68.9	71.6
Operating expenses (in millions) (2)	48.8	48.1
Operating margin (2)	29%	33%
Average monthly rent	3,533	3,525
II. Leased communities
Number of communities	46	46
Resident capacity	5,756	5,756
Unit capacity	4,389	4,413
Financial occupancy (1)	78.8%	83.2%
Revenue (in millions)	39.6	42.0
Operating expenses (in millions) (2)	26.0	25.7
Operating margin (2)	34%	39%
Average monthly rent	3,818	3,817
III. Consolidated communities
Number of communities	124	125
Resident capacity	15,866	16,004
Unit capacity	12,114	12,192
Financial occupancy (1)	82.3%	85.6%
Revenue (in millions)	108.6	113.6
Operating expenses (in millions) (2)	74.8	73.8
Operating margin (2)	31%	35%
Average monthly rent	3,632	3,628
IV. Same-store communities
Number of communities	124	124
Resident capacity	15,866	15,866
Unit capacity	12,114	12,114
Financial occupancy (1)	82.3%	85.7%
Revenue (in millions)	108.6	112.8
Operating expenses (in millions) (2)	74.8	73.1
Operating margin (2)	31%	35%
Average monthly rent	3,632	3,625
V. General and Administrative expenses as a percent of Total Revenues under Management
Third quarter (3)	5.6%	4.0%
Year to date (3)	5.3%	4.4%
VI. Consolidated Mortgage Debt Information (in thousands, except interest rates)
(excludes insurance premium financing)
Total fixed rate mortgage debt	841,047	873,992
Total variable rate mortgage debt	126,322	76,319
Weighted average interest rate	4.84%	4.78%

(1)	Financial occupancy represents actual days occupied divided by total number of available days during the quarter.
(2)	Excludes management fees, provision for bad debts and transaction and conversion costs.
(3)	Excludes transaction and conversion costs.

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CAPITAL SENIOR LIVING CORPORATION

NON-GAAP RECONCILIATIONS

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Adjusted EBITDAR
Net loss	$(20,731)	$(11,089)	$(46,249)	$(27,305)
Depreciation and amortization expense	16,136	15,998	48,085	46,891
Stock-based compensation expense	898	2,095	1,558	6,603
Facility lease expense	14,233	14,077	42,706	42,515
Provision for bad debts	569	800	2,182	2,254
Interest income	(59)	(42)	(173)	(117)
Interest expense	12,562	12,705	37,728	37,771
Write-off of deferred loan costs and prepayment premiums	—	—	97	—
Write down of assets held for sale	—	—	2,340	—
Gain on disposition of assets, net	—	(7)	(38)	(10)
Other expense (income)	(1)	—	(8)	(2)
Provision for income taxes	124	129	371	388
Casualty losses	1,460	337	1,985	766
Transaction and conversion costs	1,386	1,047	2,346	1,885
Employee placement and separation costs	690	—	2,586	—
Employee benefit reserve adjustments	—	—	—	690
Communities excluded due to repositioning/lease-up	78	71	115	95

Adjusted EBITDAR	$27,345	$36,121	$95,631	$112,424

Adjusted Revenues
Total revenues	$111,110	$115,650	$338,412	$344,920
Communities excluded due to repositioning/lease-up	(1,353)	(1,475)	(3,903)	(4,249)

Adjusted revenues	$109,757	$114,175	$334,509	$340,671

Adjusted net loss and Adjusted net loss per share
Net loss	$(20,731)	$(11,089)	$(46,249)	$(27,305)
Casualty losses	1,460	337	1,985	766
Transaction and conversion costs	1,386	1,078	2,363	1,959
Employee placement and separation costs	690	—	2,586	—
Employee benefit reserve adjustments	—	—	—	690
Write-off of deferred loan costs and prepayment premiums	—	—	97	—
Write down of assets held for sale	—	—	2,340	—
Gain on disposition of assets	—	(7)	(38)	(10)
Tax impact of Non-GAAP adjustments (25%)	(884)	(352)	(2,333)	(679)
Deferred tax asset valuation allowance	5,113	2,737	10,776	6,256
Communities excluded due to repositioning/lease-up	693	702	1,970	1,996

Adjusted net loss	$(12,273)	$(6,594)	$(26,503)	$(16,327)

Diluted shares outstanding	30,324	29,877	30,236	29,779

Adjusted net loss per share	$(0.40)	$(0.22)	$(0.88)	$(0.55)

Adjusted CFFO
Net loss	$(20,731)	$(11,089)	$(46,249)	$(27,305)
Non-cash charges, net	16,736	18,584	51,966	55,520
Operating lease payment adjustment to normalize lease commitments	—	—	(910)	—
Recurring capital expenditures	(1,148)	(1,186)	(3,445)	(3,559)
Casualty losses	1,460	337	1,985	766
Transaction and conversion costs	1,386	575	2,363	1,304
Employee placement and separation costs	690	503	2,586	655
Employee benefit reserve adjustments	—	—	—	690
Communities excluded due to repositioning/lease-up	416	421	1,211	1,129

Adjusted CFFO	$(1,191)	$8,145	$9,507	$29,200

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